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                                                                    EXHIBIT 99.3


                                                                   NR00-17
                                                                   July 20, 2000

[VASTAR LETTERHEAD]

FOR IMMEDIATE RELEASE

VASTAR SETS JULY 28 RECORD DATE TO DETERMINE SHAREHOLDERS
ELIGIBLE TO VOTE AT PLANNED SPECIAL MEETING

Houston, TX -- Vastar Resources, Inc. (NYSE: VRI) today announced that its board of directors has set a record date of July 28, 2000 for a planned special meeting of shareholders to vote on the company's proposed merger with BP Amoco (NYSE: BPA). Only shareholders of record - those who own shares at the close of business on July 28, 2000 - will be eligible to vote at the special meeting.
The date of the special meeting is expected to be announced shortly.

     Vastar Resources, Inc., headquartered in Houston, Texas, finds, develops and produces natural gas and liquid hydrocarbons. The company is currently active in more than 100 producing fields, with production in the Gulf of Mexico shelf and deepwater, Gulf Coast, Rocky Mountains and Mid-Continent areas. Additional information on Vastar is available on the company's website at.www.vastar.com.


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Contacts:    James Bartlett  (281) 584-3448 (media)
             Ellen DeSanctis (281) 584-3477 (financial)
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Vastar shareholders are strongly advised to read the company's proxy statement relating to the shareholder vote when it becomes available, as it will contain important information. Shareholders will be able to obtain the proxy statement and any amendments thereto and other filed documents for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, Vastar Resources, Inc. will mail the proxy statement to each shareholder of record on the record date established for the shareholders meeting and will also make additional copies of the proxy statement and any amendments thereto available for free to Vastar's shareholders. Please direct your request for the proxy statement to Ellen DeSanctis, manager of Investor Relations and Corporate Communications, Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079, telephone (281) 584-3477.